Exhibit 99.2
Eureka Bank
Dear Member:
We are pleased to announce that the Boards of Directors of Eureka Bank, Eureka Bancorp, MHC and Eureka Financial Corp. have voted unanimously in favor of a plan of conversion and reorganization whereby Eureka Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Eureka Financial Corp. (other than Eureka Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation also called Eureka Financial Corp. We are converting, among other reasons, to eliminate some of the uncertainties associated with the recently enacted financial regulatory reforms, to increase capital to support continued lending and operational growth, to create a more liquid and active trading market for our common stock and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.
The Proxy Card
To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Eureka Bank acts as trustee and we do not receive a proxy from you, Eureka Bank, as trustee of your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy card. Please vote by returning all proxy cards received.
If the plan of conversion and reorganization is approved, let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.
The Stock Offering
As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Eureka Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Eureka Financial Corp. and our operations.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Eureka Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Eureka Financial Corp. Stock Information Center located at Eureka Bank’s main office, 3455 Forbes Avenue, Pittsburgh, Pennsylvania. Stock order forms will not be accepted at our office other than the main office. Your order must be physically received (not postmarked) by Eureka Financial Corp. no later than 4:00 p.m., Eastern time, on ___day, _______ __, 2011. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) __-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.
Sincerely,
Edward F. Seserko
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Eureka Bank
Dear Member:
We are pleased to announce that the Boards of Directors of Eureka Bank, Eureka Bancorp, MHC and Eureka Financial Corp. have voted unanimously in favor of a plan of conversion and reorganization whereby Eureka Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Eureka Financial Corp. (other than Eureka Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation also called Eureka Financial Corp. We are converting, among other reasons, to eliminate some of the uncertainties associated with the recently enacted financial regulatory reforms, to increase capital to support continued lending and operational growth, to create a more liquid and active trading market for our common stock and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.
To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Eureka Bank acts as trustee and we do not receive a proxy from you, Eureka Bank, as trustee of your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy card. Please vote by returning all proxy cards received.
If the plan of conversion and reorganization is approved let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.
We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Eureka Financial Corp. or (2) an agent of Eureka Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.
If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) __-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.
Sincerely,
Edward F. Seserko
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Eureka Bank
Dear Friend of Eureka Bank:
We are pleased to announce that the Boards of Directors of Eureka Bank, Eureka Bancorp, MHC and Eureka Financial Corp. have voted unanimously in favor of a plan of conversion and reorganization whereby Eureka Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Eureka Financial Corp. (other than Eureka Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation also called Eureka Financial Corp. We are converting, among other reasons, to eliminate some of the uncertainties associated with the recently enacted financial regulatory reforms, to increase capital to support continued lending and operational growth, to create a more liquid and active trading market for our common stock and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.
As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Eureka Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Eureka Financial Corp. and our operations.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Eureka Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Eureka Financial Corp. Stock Information Center located at Eureka Bank’s main office, 3455 Forbes Avenue, Pittsburgh, Pennsylvania. Stock order forms will not be accepted at our office other than the main office. Your order must be physically received (not postmarked) by Eureka Financial Corp. no later than 4:00 p.m., Eastern time, on ___day, _______ __, 2011. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) __-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.
Sincerely,
Edward F. Seserko
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Eureka Financial Corp.
Dear Potential Investor:
We are pleased to provide you with the enclosed material in connection with the stock offering by Eureka Financial Corp., a newly formed Maryland corporation.
This information packet includes the following:
PROSPECTUS: This document provides detailed information about the operations of Eureka Bank and Eureka Financial Corp. and the proposed stock offering by new Eureka Financial Corp. Please read it carefully before making an investment decision.
STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Eureka Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Eureka Financial Corp. Stock Information Center located at Eureka Bank’s main office, 3455 Forbes Avenue, Pittsburgh, Pennsylvania. Stock order forms will not be accepted at our office other than the main office. Your order must be physically received (not postmarked) by Eureka Financial Corp. no later than 4:00 p.m., Eastern time, on ___day, _______ __, 2011.
We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (___) __-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.
Sincerely,
Edward F. Seserko
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.
Dear Customer of Eureka Bank:
At the request of Eureka Bank, Eureka Financial Corp., we have enclosed material regarding the offering of common stock of Eureka Financial Corp. The material is offered in connection with the conversion and reorganization of Eureka Bancorp, MHC from the mutual holding company form to the full stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Eureka Financial Corp.
Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Eureka Financial Corp. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Eureka Financial Corp. Stock Information Center located at Eureka Bank’s main office, 3455 Forbes Avenue, Pittsburgh, Pennsylvania. Stock order forms will not be accepted at our office other than the main office. Your order must be physically received (not postmarked) by Eureka Financial Corp. no later than 4:00 p.m., Eastern time, on ___day, _______ __, 2011.
If you have any questions after reading the enclosed material, please call the Stock Information Center at (___) __-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative. The Stock Information Center will be closed weekends and bank holidays.
We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.
Sandler O’Neill & Partners, L.P.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]
Eureka Financial Corp.
Questions & Answers About the Conversion and Reorganization
Questions & Answers
About the Conversion and Reorganization
We are pleased to announce that the Boards of Directors of Eureka Bank, Eureka Bancorp, MHC and Eureka Financial Corp. have voted unanimously in favor of a plan of conversion and reorganization whereby Eureka Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Eureka Bancorp, MHC (depositors of Eureka Bank) at a special meeting of members. The plan must also be approved by at least two-thirds of the outstanding shares of common stock of Eureka Financial Corp., including at least a majority of the outstanding shares of common stock owned by shareholders other than Eureka Bancorp, MHC.
Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.
Your Board of Directors urges you to vote “FOR” the conversion and reorganization and return your proxy card today.
Effect on Deposits and Loans
Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.
About Voting
Q.	Who is eligible to vote on the conversion?

A.	Depositors of Eureka Bank as of the close of business on _______ __, 20__ (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	How do I vote my proxy card?

A.	You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of members to be held on _______ __, 2011, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Voting members are not required to vote. However, because the conversion will produce a fundamental change in Eureka Bank’s corporate structure, the Board of Directors encourages all members to vote.
Q.	Why did I receive several proxy cards?

A.	If you have more than one account, you may have received more than one proxy card, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Eureka Financial Corp.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Eureka Financial Corp.

Q.	Are two signatures required on the proxy card for a joint account?

A.	No. Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxy cards for trust or custodian accounts?

A.	The trustee or custodian must sign proxy cards for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.
About The Common Stock
Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.
Q.	Who can purchase stock?

A.	The common stock of Eureka Financial Corp., a new Maryland corporation, will be offered in the subscription offering in the following order of priority:
1)	Eligible Account Holders — depositors of Eureka Bank with accounts totaling $50 or more as of June 30, 2009;

2)	Eureka Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders — depositors of Eureka Bank with accounts totaling $50 or more as of ____________, 2010; and

4)	Other members — depositors of Eureka Bank with accounts as of ________ __, 20_.
Common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering, with priority to natural persons, including trusts of natural persons, residing in Allegheny County and then to Eureka Financial Corp. shareholders as of _____ __, 20_.
Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any deposit account I hold with the Bank be converted into stock?

A.	No. All deposit accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Eureka Financial Corp. is offering for sale a minimum of 680,000 shares and a maximum of 920,000 shares of common stock at a price of $10 per share. Under certain circumstances, Eureka Financial Corp. may sell up to 1,058,000 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is $300,000 (30,000 shares). In addition, no person, together with an associate or group of persons acting in concert, may purchase more than $300,000 (30,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Eureka Financial Corp. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Eureka Financial Corp. Stock Information Center located at Eureka Bank’s main office, 3455 Forbes Avenue, Pittsburgh, Pennsylvania. Stock order forms will not be accepted at our office other than the main office. Your order must be physically received (not postmarked) by Eureka Financial Corp. no later than 4:00 p.m., Eastern time, on ___day, _______ __, 2011. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Eureka Bank. Checks and money orders must be made payable to Eureka Financial Corp. Withdrawals from a deposit account or a certificate of deposit at Eureka Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Eureka Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Eureka Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Eureka Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Eureka Financial Corp. no later than 4:00 p.m., Eastern time on ___day, _______ __, 2011.

Q.	Can I subscribe for shares using funds in my IRA at Eureka Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified retirement plan at Eureka Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Eureka Bank’s passbook rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the conversion and reorganization, we intend to continue to pay quarterly cash dividends. However, no assurance can be given that we will continue to pay dividends, that they will be at a level substantially consistent with the current level or that they will not be reduced or eliminated in the future.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Eureka Financial Corp.’s common stock is currently quoted on the OTC Bulletin Board under the symbol “EKFC.” We expect that the common stock of the new Eureka Financial Corp. will also be quoted on the OTC Bulletin Board using the same symbol following completion of the offering. However, the symbol may not be the same.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Eureka Financial Corp. shares I currently own?

A.	The shares of common stock owned by the existing shareholders of Eureka Financial Corp. (other than Eureka Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation also called Eureka Financial Corp., based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which will determine the final exchange ratio, which will range between 0.9312 and 1.2599 shares for each share of Eureka Financial Corp. stock you own, subject to increase up to 1.4488 shares if the offering is increased.
Additional Information
Q.	What if I have additional questions or require more information?
A.	Eureka Financial Corp.’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (___) __-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the Stock Information Center. The Stock Information Center will be closed weekends and bank holidays.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

An Invitation

We cordially invite you to attend our community meeting to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Eureka Financial Corp.
❖	Members of senior management will discuss Eureka Bank’s operations, past performance and financial history.

❖	You will be able to meet one-on-one with Eureka Bank officers to ask questions.

❖	There will be no sales pressure. You will receive Eureka Financial Corp. stock offering materials. Then you decide if the stock purchase matches your investment objectives.
A Community meeting has been scheduled in Pittsburgh on _________ __, 2011. For the meeting time, location and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (___) __-____ Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.
Eureka Financial Corp. (logo)
Proposed Holding Company for
Eureka Bank

Community Meeting

___day, _______ __, 2011
To attend, please call our
Stock Information Center
at (___) __-___.
❖
Eureka Financial Corp.
(logo)
Proposed Holding Company for
Eureka Bank
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Eureka Financial Corp.
_______________, 2011
Dear __________:
The Boards of Directors of Eureka Bank, Eureka Bancorp, MHC and Eureka Financial Corp. have voted unanimously in favor of a plan of conversion and reorganization, whereby Eureka Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization.
To learn more about the stock offering, you are cordially invited to join members of our senior management team at a community meeting to be held at _______on _______ __, 2011 at ____ __ ._, Eastern time.
A member of our staff will be calling to confirm your interest in attending the meeting.
If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (___) __-____, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time.
Sincerely,
Edward F. Seserko
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Eureka Financial Corp.
_______________, 2011
Dear Subscriber:
We hereby acknowledge receipt of your order for shares of Eureka Financial Corp. common stock. If you are issued shares, the shares will be registered as indicated above.
At this time, we cannot confirm the number of shares of Eureka Financial Corp. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.
Once the offering has been completed, you will receive confirmation in the mail indicating your ownership of Eureka Financial Corp. We expect trading to commence on the OTC Bulletin Board by _______.
If you have any questions, please call our Stock Information Center at (___) __-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.
Eureka Financial Corp.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Eureka Financial Corp.
_______________, 2011
Dear Shareholder:
Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.
The closing of the transaction occurred on ______ __, 2011; this is your stock purchase date. Trading will commence on the OTC Bulletin Board under the symbol “____” on ______ __, 2011.
Thank you for your interest in Eureka Financial Corp. Your stock certificate will be mailed to you shortly.
Eureka Financial Corp.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Eureka Financial Corp.
_______________, 2011
Dear Interested Investor:
We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.
We appreciate your interest in Eureka Financial Corp. and hope you become an owner of our stock in the future. The stock is expected to commence trading on the OTC Bulletin Board under the symbol “EKFC” on _______, 2011.
Eureka Financial Corp.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Eureka Financial Corp.
_______________, 2011
Welcome Shareholder:
We are pleased to enclose your stock certificate representing your shares of common stock of Eureka Financial Corp. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:
Illinois Stock Transfer Company
Attention: Investor Relations Department
209 West Jackson Boulevard
Suite 903
Chicago, IL 60606
1 (___) __-____
email: ____@____.com
Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.
On behalf of the Board of Directors, officers and employees of Eureka Financial Corp., I thank you for supporting our offering.
Sincerely,
Edward F. Seserko
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Eureka Financial Corp.
_______________, 2011
Dear Interested Subscriber:
We regret to inform you that Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp. and new Eureka Financial Corp., the holding company for Eureka Bank, did not accept your order for shares of Eureka Financial Corp. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp. and new Eureka Financial Corp. the absolute right to reject the order of any person, in whole or in part, in the community offering.
If your order was paid for by check, enclosed is your original check.
Eureka Financial Corp.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.
_______________, 2011
To Our Friends:
We are enclosing material in connection with the stock offering by Eureka Financial Corp., the proposed holding company for Eureka Bank.
Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 4:00 p.m., Eastern time, on _____ __, 2011.
Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.
Sandler O’Neill & Partners, L.P.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Eureka Financial Corp.
(logo)
An Invitation
To Attend our Community Meeting
Eureka Financial Corp. is offering shares of its common stock in connection with the conversion of Eureka Bancorp, MHC into the full stock form of organization.
680,000 to 920,000 shares, subject to increase to 1,058,000 shares of Eureka Financial Corp. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend our community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (___) __-____, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern time.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Eureka Bank, Eureka Bancorp, MHC, Eureka Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.